SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, the Board of Directors (the “Board”) of BioMarin Pharmaceutical Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Robert Hombach to the Board, effective September 29, 2017. The Board appointed Mr. Hombach to serve as a member of the Board’s Audit Committee, Compensation Committee and Hemophilia Program Oversight Committee, also effective September 29, 2017.

As an independent director, Mr. Hombach is entitled to receive the standard director fees paid to the Company’s independent directors and retainer fees paid to members of the Board Committees on which he sits, as described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement), filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2017, as modified by the Compensation Committee of the Board on September 29, 2017. The modified policy provides that the “annual award” described in the Proxy Statement shall be made in restricted stock units (“RSUs”) only and replaces the “initial award” to new independent directors described in the Proxy Statement with an RSU grant on the same terms as the annual award, pro-rated to the nearest quarter for the time such new director will serve prior to the Company’s next annual meeting of stockholders.

In connection with his appointment to the Board, on September 29, 2017, Mr. Hombach was granted 3,180 restricted stock units (the “RSU grant”) pursuant to the Company’s 2017 Equity Incentive Plan, representing a pro rata share of the 2017 annual award for independent directors. The shares of common stock subject to the RSU grant vest on June 6, 2018, the same vesting date for the 2017 annual award for all other independent directors.

The Company also intends to enter into an indemnification agreement with Mr. Hombach in the same form as the Company’s standard form indemnification agreement with its other directors, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 19, 2016.

Mr. Hombach was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Hombach has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2017, the Board approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of such date, in order to add a forum selection provision for the adjudication of certain disputes. The Amendment, set forth in Article X of the Bylaws, as amended, provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or the Bylaws; or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. The Amendment further provides that any person or entity that acquires any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the provisions of such section, including consent to the personal jurisdiction of the Court of Chancery of the State of Delaware related to any action covered by such section.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

3.1	Certificate of Amendment of Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: October 3, 2017	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, General Counsel